Exhibit 10.2

Form of Stock Appreciation Rights Agreement

FEDERAL-MOGUL CORPORATION

2010 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

Employee Name: (the “Employee”)

Total Number of Stock Appreciation Rights:

1.	Definitions.

Pursuant to and subject to the terms and conditions of the Federal-Mogul Corporation 2010 Stock Incentive Plan, as amended from time to time (the “Plan”), this Stock Appreciation Rights Agreement (this “Award Agreement” or “Agreement”) evidences the issuance to the Employee by Federal-Mogul Corporation (the “Company”), effective as of the grant date set forth below, of stock appreciation rights (this “SAR” or “SARs”). Any term capitalized herein but not defined will have the meaning set forth in the Plan.

2.	Term, Vesting and Exercise of this SAR.

(a)	The grant date for this SAR is .

(b)	The base price of this SAR is $ per share of Stock (“Base Price”), which is at least 100% of the Fair Market Value of a share of Stock on the date of grant. If the Employee remains employed by the Company or an Affiliate, this SAR will expire on . If the Employee incurs a Termination of Employment before , his or her right to exercise this SAR after such Termination of Employment will be only as provided in Section 3.

(c)	Subject to the Employee being employed by the Company on each of the following dates, this SAR will vest and become exercisable: as to one-third (1/3) of the shares to which this SAR relates on ; as to one-third (1/3) of the shares to which this SAR relates on ; and as to one-third (1/3) of the shares to which this SAR relates on . Notwithstanding anything contained herein to the contrary, the right of an Employee to exercise this SAR may be forfeited, and any amounts of cash or Stock previously delivered to the Employee upon exercise of this SAR may be subject to clawback pursuant to the terms of the Plan.

(d)

This SAR may be exercised by delivery of an exercise notice to the Company in the form attached hereto as Exhibit A (the “Exercise Notice”), which shall state the election to exercise this SAR, the number of SARs being exercised and the Employee’s agreement with respect to certain representations and agreements. This SAR shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice. This SAR may be exercised only in accordance with the Plan and the terms of this Agreement. When this SAR is vested and exercisable, it may be exercised prior to expiration in whole at any time or in part from time to time as to any or all full shares under this SAR. Notwithstanding the foregoing, this SAR may not be exercised for fewer than 100 shares at any one time or, if fewer, all the shares that are then subject to this SAR.

(e)	Any amount due to the Employee upon exercise of this SAR will be paid in cash as promptly as practicable and in any event not later than 60 days after exercise, unless the Committee determines at any time after the grant date in its sole discretion to pay any amount in shares of Stock. The amount delivered to the Employee upon exercise of this SAR will be based on the amount, if any, by which the Fair Market Value of a share of Stock on the date of exercise exceeds the Base Price. The Employee will not receive a distribution if the Fair Market Value on the date of exercise does not exceed the Base Price. The Employee’s distribution of cash upon exercise of this SAR will be the aggregate dollar difference between the Fair Market Value of a share of Stock on the date of exercise and the Base Price for the portion of this SAR so exercised; provided, that the amount delivered to the Employee shall be subject to the statutory withholding tax as specified in Section 4 below. If the Employee’s salary is paid (or in the event that the Employee has incurred a Termination of Employment, was paid prior to such Termination of Employment) in a currency other than U.S. Dollars (the “Home Country Currency”), then such amount shall be converted into the Home Country Currency at the exchange rate published in the Wall Street Journal on the first business day following exercise of this SAR and shall be paid in the Home Country Currency to the Employee within the time period set forth in the first sentence of this Section 2(e).

(f)	In the event that the Committee determines that payment shall be paid in shares of Stock, then the number of shares of Stock delivered to the Employee upon exercise of this SAR will be based on the amount, if any, by which the Fair Market Value of a share of Stock on the date of exercise exceeds the Base Price. The Employee will not receive a distribution of shares of Stock if the Fair Market Value on the date of exercise does not exceed the Base Price. The Employee’s distribution of shares of Stock upon exercise of this SAR will be calculated by dividing (x) the aggregate dollar difference between the Fair Market Value of a share of Stock on the date of exercise and the Base Price for the portion of this SAR so exercised by (y) the Fair Market Value of a share of Stock on the date of exercise; provided, that the amount of shares delivered to Employee shall be subject to any statutory withholding tax as specified in Section 4 below.

(g)	In accordance with the Plan, the total number of SARs and the Base Price per SAR shall be adjusted from time to time to reflect changes in the Company’s capitalization and for certain other events as expressly set forth in the Plan.

3.	Termination of Employment. Subject to the forfeiture provisions described in Section 2(c) above, the Employee’s right to exercise this SAR after the Employee’s Termination of Employment will be only as follows:

(a)	Termination by Reason of Death or Disability. If the Employee incurs a Termination of Employment by reason of death or Disability prior to the expiration of this SAR and without having fully exercised this SAR, the Employee or his guardian, legal representative or beneficiary shall have the right to exercise this SAR, whether or not this SAR was exercisable at the time of such event, within the next 12 months following such event but not later than the expiration of this SAR.

(b)	Termination by Reason of Retirement. If the Employee incurs a Termination of Employment by reason of Retirement prior to the expiration of this SAR and without having fully exercised this SAR, the Employee or his or her guardian, legal representative or beneficiary shall have the right to exercise this SAR, whether or not this SAR was exercisable at the time of Retirement, within the next 12 months following Retirement, but not later than the expiration of this SAR.

(c)	Other Termination. Unless otherwise determined by the Committee, if the Employee incurs a Termination of Employment for any reason other than death, Disability or Retirement prior to the expiration of this SAR and without having fully exercised this SAR, then this SAR shall thereupon immediately terminate, except that the Employee shall have the right to exercise this SAR, to the extent that it was exercisable at the date of such Termination of Employment, until the earlier of (i) the date that is three months after the date of such Termination of Employment, and (ii) the expiration of the term of this SAR. Notwithstanding the foregoing, the Employee (or any guardian, legal representative or beneficiary) shall not have any rights under this SAR, to the extent that this SAR has not previously been exercised (and, to the extent this SAR has been exercised, any cash or Stock previously delivered to Employee may be subject to clawback pursuant to the terms of the Plan), and the Company shall not be obligated to pay or deliver any cash or Stock (or have any other obligation or liability) under this SAR if the Employee’s Termination of Employment is for a Breach of Conduct.

4.	Medium and Time of Payment. The amount delivered to the Employee upon the exercise of this SAR shall be subject to the statutory withholding tax for supplemental wages or such other applicable federal, state, local or foreign tax withholding and deductions imposed by any applicable law, rule or regulation. In the event that an exercise of this SAR is payable in shares of Stock, then any withholding tax, up to the statutory withholding requirement for supplemental wages, may be paid with shares issuable to the Employee upon exercise under this SAR. Shares used to satisfy the statutory withholding tax will be valued at their Fair Market Value as of the date of exercise.

5.	Transferability of this SAR and Shares Acquired Upon Exercise of this SAR.

(a)	This SAR is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder). This SAR will be exercisable only by the Employee or by his or her guardian, legal representative or beneficiary. The Committee may, in its discretion, require a guardian, legal representative or beneficiary to supply it with evidence the Committee deems necessary to establish the authority of the guardian, legal representative or beneficiary to exercise this SAR on behalf of the Employee.

(b)	In the event that an exercise of this SAR is payable in shares of Stock, except as limited by applicable securities laws and the provisions of Section 6 below, shares acquired upon exercise of this SAR will be freely transferable.

6.	Securities Law Requirements.

(a)	If required by the Company, any notice of exercise of this SAR must be accompanied by the Employee’s written representation: (i) that the shares of Stock being acquired is purchased for investment and not for resale or with a view to its distribution; (ii) acknowledging that the shares of Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); and (iii) agreeing that the shares of Stock may not be sold or transferred unless either there is an effective Registration Statement for it under the Securities Act, or in the opinion of counsel for the Company, the sale or transfer will not violate the Securities Act. This SAR will not be exercisable in whole or in part, nor will the Company be obligated to sell or issue any shares of Stock subject to this SAR, if exercise and sale (or issuance) may, in the opinion of counsel for the Company, violate the Securities Act (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of Section 4 of the Plan.

(b)	This SAR is subject to the further requirement that, if at any time the Committee determines in its discretion that the registration, listing or qualification of the shares of Stock subject to this SAR under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of this SAR or the issuance of shares of Stock under it, this SAR may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)	No person who acquires shares of Stock pursuant to this SAR may, during any period of time that person is an affiliate of the Company (within the meaning of the rules and regulations of the Commission under the Securities Act) sell the shares of Stock, unless the offer and sale is made pursuant to (i) an effective registration statement under the Securities Act, which is current and includes the shares of Stock to be sold, or (ii) an appropriate exemption from the registration requirements of the Securities Act, such as that set forth in Rule 144 promulgated under the Securities Act.

(d)	With respect to individuals subject to Section 16 of the Exchange Act, transactions under this SAR are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of this SAR or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.

(e)	Notwithstanding any provisions to the contrary contained herein, the Employee acknowledges that this SAR may not be exercised, in whole or in part, prior to such time, if any, that the Plan shall have been approved by the Company’s shareholders in accordance with applicable law.

7.	No Obligation to Exercise SAR. The granting of this SAR imposes no obligation upon the Employee (or upon a transferee of the Employee) to exercise this SAR.

8.	No Limitation on Rights of the Company. The grant of this SAR will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

9.	Plan and SAR Not a Contract of Employment. Neither the Plan nor this SAR is a contract of employment, and no terms of employment of the Employee will be affected in any way by the Plan, this SAR or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this SAR will be construed as conferring any legal rights upon the Employee for a continuation of employment, nor will it interfere with the right of the Company or any subsidiary or Affiliate to discharge the Employee and to treat him or her without regard to the effect that treatment might have upon him or her as the Employee.

10.	Employee to Have No Rights as a Stockholder. The Employee will have no rights as a stockholder with respect to any shares of Stock subject to this SAR prior to the date on which he or she is recorded as the holder of those shares of Stock on the records of the Company if this SAR is payable in shares of Stock.

11.	Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, seven days after the date of deposit in the United States mail, in the case of the Company to 26555 Northwestern Highway, Southfield, Michigan, 48033, Attention: General Counsel, and, in the case of the Employee, to the last known address of the Employee in the Company’s or Subsidiary’s records.

12.	Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof, and may not be modified (except as provided herein and in the Plan) adversely to the Employee except by means of a written document signed by the Company and the Employee. This Award Agreement and this SAR will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of laws rules.

13.	Plan Controls. The rights granted under this SAR Award document are in all respects subject to the provisions of the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document conflict with the terms of the Plan, the Plan will control.

14.	Employee’s Acknowledgement. The Employee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award Agreement subject to all of the terms and provisions thereof. The Employee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands the provisions of the Award Agreement. The Employee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement. The Employee further agrees to notify the Company upon any change in his or her residence address. A facsimile or photocopy of an executed counterpart of this Award Agreement shall be sufficient to bind the party or parties whose signature(s) appear thereon.

Employee	Federal-Mogul Corporation

By:
Name:	Name:
Title:

EXHIBIT A to

Stock Appreciation Rights Agreement

FEDERAL-MOGUL CORPORATION 2010 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS EXERCISE NOTICE

Federal-Mogul Corporation

26555 Northwestern Highway

Southfield, MI 48033 USA

Attention:

1.	Exercise of Stock Appreciation Rights (“SARs”). Effective as of today, , 20 , the undersigned (the “Employee”) hereby elects to exercise SARs under and pursuant to the 2010 Stock Incentive Plan (the “Plan”) and the Stock Appreciation Rights Agreement dated , 20 (the “Award Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Plan and the Award Agreement.

2.	Representations of the Employee. The Employee acknowledges that the Employee has received, read and understood the Plan and the Award Agreement and agrees to abide by and be bound by all of their terms and conditions (including, without limitation, applicable tax withholding, forfeiture and clawback provisions).

3.	Certification by the Employee. The Employee hereby certifies that the Employee: (i) is in compliance with the terms and conditions of the Plan; (ii) has not committed, and does not intend to commit, any Breach of Conduct; and (iii) is not aware of any Restatement Event or any facts or circumstances that could give rise to a Restatement Event.

4.	Tax Consultation. The Employee understands that the Employee may suffer adverse tax consequences as a result of the Employee’s exercise of SARs. The Employee represents that the Employee has consulted with any tax consultants the Employee deems advisable in connection with the exercise of SARs hereunder and that the Employee is not relying on the Company or any of its Subsidiaries or any or its or their officers, directors, or employees, for any tax advice.

Submitted by:	Accepted by:

EMPLOYEE	FEDERAL-MOGUL CORPORATION

Signature	By

Print Name	Title

Address:

Date Received